CNM-Au8 Phase 2 VISIONARY-MS Trial Results

VISIONARY-MS STUDY

ACTRIMS 2023

CONCLUSION | CNM-Au8 improved neurological function in stable RMS patients adjunctive to DMTs; Paraclinical MRI and VEP improvements support clinical benefits

Design Overview | Phase 2 Study: 48-Week Placebo-Control Treatment Period

2:1 Randomization (Active [15mg, 30 mg]: Placebo)



Baseline Value mean (sd) or n (%)	Age (yrs)	Sex n (%) Female	Race n (%) White	Weight (kg)	EDSS Score	Years from Dx	Months Since Relapse
CNM-Au8 15 mg (n=24)	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
CNM-Au8 30 mg (n=25)	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Placebo (n=24)	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
All Participants (n=73)	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]

1° EP

Change in Low Contrast Letter Acuity (LCLA)



2° EP

Change in modified MS Functional Composite (mMSFC, 6-domain)



9HPT
SDMT
T25FWT
LCLA (Affected/Fellow)

mITT Population: censored observations included:

Results | Primary and Secondary Efficacy Clinical Outcomes at Week 48

1° EP | LCLA Change in the Affected Eye



LCLA Change in the Affected Eye
CNM-Au8
Placebo

2° EP | mMSFC Mean Standardized Change



Mean Standardized mMSFC Change
CNM-Au8
Placebo

mMSFC Change by Domain



Mean Standardized Change

Exploratory MRI | Week 48 Myelin Imaging Results

Magnetization Transfer Ratio by Region



Myelin Water Fraction by Region



Safety

CNM-Au8 treatment was safe and well-tolerated

- Treatment emergent adverse events (TEAEs) were transient and predominantly mild-to-moderate
- No dose limiting adverse events; no related serious adverse events

Treatment Emergent Adverse Events (TEAEs)	CNM-Au8 15 mg number (%)	CNM-Au8 30 mg number (%)	Placebo number (%)
Subjects with any TEAE	21 (88%)	25 (100%)	22 (92%)
Subjects with SAE	1 (4%)	2 (8%)	2 (8%)
Subjects with Related TEAEs	2 (8%)	5 (20%)	2 (8%)
Subjects Discontinued due to TEAE	–	1 (4%)	1 (4%)

Exploratory Visual Evoked Potentials | Week 48 mf-VEP Results

mf-VEP Amplitude Change



Improvement

mf-VEP Inter-Eye Latency Change



Improvement
CNM-Au8
Placebo

Exploratory MRI | Week 48 Diffusion Tensor Imaging Results

Whole Brain Fractional Anisotropy



Worsening
Active
Placebo

Fractional Anisotropy by Region



Radial Diffusivity by Region



Acknowledgements: We thank the study participants and their families for their support and willingness to engage in clinical research. We thank the site investigators for their research excellence and dedication to patients.

Clene NANOMEDICINE